Filed Pursuant to Rule 424(b)(3)
Registration No. 333-192331

KBS STRATEGIC OPPORTUNITY REIT II, INC.
SUPPLEMENT NO. 25 DATED MARCH 2, 2017
TO THE PROSPECTUS DATED FEBRUARY 17, 2016

This document supplements, and should be read in conjunction with, the prospectus of KBS Strategic Opportunity REIT II, Inc. dated February 17, 2016, as supplemented by supplement no. 5 dated April 26, 2016 and supplement no. 23 dated February 2, 2017. This supplement no. 25 supersedes and replaces supplement no. 24 to the February 17, 2016 prospectus. As used herein, the terms “we,” “our” and “us” refer to KBS Strategic Opportunity REIT II, Inc. and, as required by context, KBS Strategic Opportunity Limited Partnership II, which we refer to as our “Operating Partnership,” and to their subsidiaries. Capitalized terms used in this supplement have the same meanings as set forth in the prospectus. The purpose of this supplement is to confirm the distribution channels for the sale of our shares of common stock in this offering.
Plan of Distribution
Our dealer manager has authorized other broker-dealers that are members of FINRA, which we refer to as participating broker-dealers, to sell our shares of common stock in this offering.  In addition, we may also sell through the distribution channels discussed in the “Plan of Distribution” section of the prospectus.  We will not sell our shares through an online distribution channel.

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